UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share and New Offering Price

On October 31, 2014, the board of directors (the “Board”) of CNL Healthcare Properties, Inc. (“we,” “our,” and the “Company”) unanimously approved $9.52 as the estimated net asset value per share (“NAV”) of the Company’s common stock outstanding as of September 30, 2014, based on a share count of 94,221,929 shares issued and outstanding as of September 30, 2014. Also, on that date the Company’s Board unanimously approved a new offering price of $10.58 per share for the purchase of shares of the Company’s common stock (the “Offering Price”) effective November 4, 2014. The current NAV is an increase over the $9.13 NAV last determined by the Board on December 6, 2013. The current offering price per share is also an increase over the $10.14 offering price per share last determined by the Board on December 6, 2013, and effective December 11, 2013.

In establishing the estimated NAV, the Board engaged an independent investment banking firm that specializes in providing real estate financial services, CBRE Capital Advisors, Inc. (“CBRE Cap”), to provide (i) property-level and aggregate valuation analyses of the Company, (ii) a range for the estimated NAV of the Company’s common stock; and (iii) consideration of other information provided by the Company’s advisor, CNL Healthcare Corp. (our “Advisor”).

Background

In July 2014, the Board initiated a process to estimate the Company’s NAV to (i) provide existing investors and brokers with an indication of the estimated value of the Company’s shares based on acquisitions to date and our current portfolio of senior housing and healthcare-related properties; and (ii) furnish potential new investors and broker-dealers with updated information regarding the Company’s performance and assets to enhance a better understanding of the Company and thereby contribute to the Company’s capital raising efforts under its current public offering. The Valuation Committee of the Board, comprised solely of independent directors, was charged with oversight of the valuation process. On the recommendation of the Valuation Committee and the approval of the Board, the Company engaged CBRE Cap as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of October 28, 2014, (the “Valuation Report”), CBRE Cap held discussions with our Advisor and conducted or commissioned such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $9.00 and $10.03 for the Company’s estimated NAV proposed in CBRE Cap’s Valuation Report was reasonable, and recommended to the Board that it adopt $9.52 as the estimated NAV of the Company’s common stock, which value falls within the range determined by CBRE Cap in its Valuation Report. At a special meeting of the Board held on October 31, 2014, the Board accepted the recommendation of the Valuation Committee and approved $9.52 as the estimated NAV of the Company’s common stock as of September 30, 2014, exclusive of any portfolio premium. The Board also determined the new Offering Price of $10.58 based on our $9.52 estimated NAV, plus selling commissions and marketing support fees. CBRE Cap is not responsible for the estimated value per share and did not participate in the determination of the Offering Price for shares of the Company’s common stock.

Any subscriptions date-stamped as received by our transfer agent, DST Systems, Inc., after 3:00 p.m. (CST) on November 4, 2014, will be processed at the Company’s new Offering Price. The Company intends to offer investors whose subscription agreements are received by our transfer agent between October 28, 2014, and November 18, 2014, the right to request a rescission of their purchase of shares of our common stock.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor;

•	reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Advisor and its joint venture partners;

•	commissioned restricted use appraisals which contained analysis on each of the Company’s real property assets (“MAI Appraisals”) and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	reviewed the unaudited preliminary financial statements for the period ended September 30, 2014.

MAI Appraisals of all of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, a CBRE affiliate that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. Discreet values were assigned to each property in the Company’s portfolio. CBRE Appraisal Group is not responsible for the estimated value per share and did not participate in the determination of the Offering Price for shares of the Company’s common stock.

As of September 30, 2014, the Company’s healthcare investment portfolio consisted of interests in 87 assets, including 54 senior housing communities, 20 medical offices, nine post-acute care facilities and four acute care facilities. Three of the Company’s 54 senior housing communities currently have real estate under development. Of the Company’s properties held at September 30, 2014, five were owned through an unconsolidated joint venture.

As a result, for the purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: wholly owned operating assets, partially owned operating assets and vacant land. The Board considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Operating Assets. Unlevered, ten-year discounted cash flow analyses from MAI Appraisals were created for the Company’s wholly owned and partially owned, fully operational properties. For non-stabilized properties, lease-up discounts were applied to discounted cash flow to arrive at an “As Is” value. With respect to partially owned properties, a discount for partnership promote interests were made where applicable. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors.

Vacant Land. CBRE Cap utilized the MAI Appraisal vacant land value based on market comparables.

Debt. The Board used generally accepted accounting principles (“GAAP”) to determine the fair market value of our debt, which was reviewed for reasonableness by CBRE Cap and utilized in its Valuation Report.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated NAV was designed to follow recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April, 2013.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our operating assets and development properties as of September 30, 2014, and September 30, 2013, respectively:

TABLE OF MAJOR INPUTS
Assumptions	September 30, 2014 Amount / Range	September 30, 2013 Amount / Range
Discount rates
Wholly Owned Properties
Medical Office Properties	8.0%-8.4%	7.9%-8.3%
Post-Acute Care Properties	8.4%-8.8%	9.2%-9.7%
Senior Housing Properties	8.4%-8.8%	8.8%-9.2%
Partially Owned Properties	9.1%-9.5%	10.6%-11.1%

Terminal capitalization rates
Wholly Owned Properties
Medical Office Properties	7.1%-7.5%	7.1%-7.5%
Post-Acute Care Properties	7.4%-7.8%	8.2%-8.7%
Senior Housing Properties	7.4%-7.8%	7.8%-8.2%
Partially Owned Properties	7.5%-7.8%	7.4%-7.9%

In its Valuation Report, CBRE Cap included an estimate of the September 30, 2014 value of the Company’s assets, including cash and select other assets net of payables, accruals and other liabilities. Such values were derived from the Company’s pro forma balance sheet as of September 30, 2014.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in CBRE Cap’s Valuation Report, the Valuation Committee and Board determined the estimated value of the Company’s equity interest in its real estate portfolio to be in the range of $770.5 million to $869.1 million and the Company’s net asset value to range from between $848.3 million and $944.6 million, or between $9.00 and $10.03 per share, based on a share count of 94,221,929 shares issued and outstanding as of September 30, 2014.

A 5% increase in the discount rate results in a negative $0.55 impact on the NAV; a 5% decrease in the discount rate results in a positive $0.53 impact on the NAV. As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the Company’s net asset value and NAV estimates as of September 30, 2014, and September 30, 2013, respectively:

Table of Value Estimates for Components of Net Asset Value

	Value as of 9/30/14 ($ in 000’s)	Value as of 9/30/14 Per Share	Value as of 9/30/13 ($ in 000’s)	Value as of 9/30/13 Per Share
Present value of equity in wholly owned and partially owned operating assets and vacant land	$1,688,526	$17.92	$646,517	$13.48
Cash and cash equivalents	83,483	0.89	45,482	0.95
Other assets	18,691	0.20	30,781	0.64
Fair market value of debt	(869,792)	(9.23)	(269,943)	(5.63)
Accounts payable and other accrued expenses	(18,257)	(0.19)	(8,989)	(0.19)
Other liabilities	(6,095)	(0.06)	(5,881)	(0.12)

Net asset value	$896,556	$9.52	$437,967	$9.13

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report dated October 28, 2014 was based upon market, economic, financial and other information, circumstances and conditions existing prior to September 30, 2014, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated NAV. CBRE Cap’s valuation materials were addressed solely to the Company’s Board to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV of the Company’s common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated NAV if we listed them on a national securities exchange; or

•	the methodology used to estimate our NAV would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The September 30, 2014, estimated NAV was determined by our Board at a special meeting held on October 31, 2014. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We currently expect to update and announce our estimated NAV at least annually.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2013 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We have not engaged CBRE Cap for any other services. During the past three years, certain of our affiliates engaged affiliates of CBRE primarily for various real estate-related services.

In addition, we anticipate that affiliates of CBRE will continue to provide similar real estate-related services in the future. Certain other affiliates have engaged or expect to engage CBRE Cap to serve as their third-party valuation advisor. In addition, the Company may in its discretion engage CBRE Cap to assist our Board in future determinations of the Company’s estimated NAV. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. While we and affiliates of our Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the account of its customers in commercial real estate assets of the same kind and in the same market as the Company’s assets.

Change of Distribution Reinvestment Plan Share Price

The Company will continue to offer its Distribution Reinvestment Plan (“DRP”), under which it offers shares of our common stock pursuant to the DRP at a price equal to 95% of the new Offering Price or $10.06 per DRP share.

Redemption Plan

The Company’s Amended and Restated Redemption Plan continues to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to the Company prior to any liquidity event.

Under the Amended and Restated Redemption Plan, all shares of common stock or fractions thereof that have been held for at least one year may now be submitted for redemption at an amount equal to the Company’s estimated NAV as of the redemption date; provided, however, that the redemption price shall not exceed an amount (the “Redemption Cap”) equal to the lesser of (i) the then current public offering price for our shares of common stock (other than the price at which shares are sold under our DRP) during the period of any on-going public offering; and (ii) the purchase price paid by the stockholder. For purposes of determining the Redemption Cap, shares purchased or issued as a stock distribution (i) prior to December 11, 2013, will be deemed to have a purchase price equal to $10.00; (ii) between December 11, 2013 and November 4, 2014, will be deemed to have a purchase price equal to $10.14 per share; and (iii) after November 4, 2014, will be deemed to have a purchase price equal to $10.58 per share until the next valuation determination by the Board which we expect will be undertaken annually and no later than December 31, 2015.

There is no assurance that there will be sufficient funds available for redemption or that we will redeem shares and, accordingly, a stockholder’s shares may not be redeemed. The Amended and Restated Redemption Plan does not limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our Advisor, in its discretion, deems to be in our best interests. None of our sponsor, Advisor, any member of our Board, or any of their affiliates will receive any fee in connection with the repurchase of shares by us under the Amended and Restated Redemption Plan.

Distribution Policy

Our Board has determined that there will be a change to our distribution policy, which will increase monthly cash distributions to $0.0353 with stock distributions remaining at 0.0025 shares of common stock. These changes have been made to maintain the historical distribution rate of 4% cash and 3% stock on each outstanding share of common stock, based on the new offering price The new distribution policy will go into effect as of December 1, 2014 for fourth quarter distributions and continue unless amended by our Board.

We are furnishing (i) as Exhibit 99.1 to this Current Report on Form 8-K a copy of the notice being mailed to stockholders and (ii) as Exhibit 99.2 to this Current Report on Form 8-K a copy of the notice mailed to our stockholders’ registered representatives or investment advisers regarding, among other things, the recent determination of the estimated NAV of the Company’s common stock. Such notice shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Correspondence with shareholders of CNL Healthcare Properties, Inc.

99.2	Correspondence with financial advisors of shareholder of CNL Healthcare Properties, Inc.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer